UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2009
Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Three Allen Center
333 Clay Street, Suite 4620
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
(713) 652-0582
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Amendment of 2001 Equity Participation Plan.
          On March 30, 2009, the Compensation Committee (“Committee”) of the Board of Directors (the “Board of Directors”) of Oil States International, Inc. (the “Company”) authorized the Second Amended and Restated Oil States International, Inc. 2001 Equity Participation Plan effective March 30, 2009 (the “Amended Equity Participation Plan”).
          The Amended Equity Participation Plan provides for a minimum one-year vesting period for certain performance-based awards and a minimum three year vesting period for certain tenure-based awards. The minimum vesting periods do not prohibit the acceleration of vesting upon death, disability, retirement or change of control of the Company (or a division of the Company in the case of divisional grantees). In addition, the Amended Equity Participation Plan allows the Company to grant awards with shorter vesting periods provided that, at such time, the aggregate number of shares of common stock represented by such awards does not exceed 10% of the cumulative number of shares authorized under the equity participation plan since its inception. The Amended Equity Participation Plan also provides that discretionary awards to directors, other than those related to their annual retainer, will be determined solely by the Committee.
          The foregoing description of the Amended Equity Participation Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Equity Participation Plan, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Number	Description of Exhibits
10.5	Second Amended and Restated Oil States International, Inc. 2001 Equity Participation effective March 30, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.
/s/ Bradley J. Dodson
Bradley J. Dodson
Vice President, Chief Financial Officer and Treasurer

Dated: April 2, 2009

EXHIBIT INDEX

Number	Description of Exhibits
10.5	Second Amended and Restated Oil States International, Inc. 2001 Equity Participation Plan effective March 30, 2009

4